Exhibit 25.1

______________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
☐ Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)
_______________________________________________________

MUFG UNION BANK, N.A.
(Exact name of Trustee as specified in its charter)

94-0304228
I.R.S. Employer Identification No.

400 California Street San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

General Counsel
MUFG Union Bank, N.A.
400 California Street
Corporate Trust - 12th Floor
San Francisco, CA 94104
(415) 765-2945
(Name, address and telephone number of agent for service)

PUBLIC SERVICE COMPANY OF NEW MEXICO
(Exact Name of Obligor as Specified in the Charter)

New Mexico	85-0019030
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

414 Silver Ave. SW
Albuquerque, New Mexico	87102-3289
(Address of Principal Executive Offices)	(Zip Code)

Debt Securities
(Title of the indenture securities)
______________________________________________________________________________

FORM T-1

Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.
Office of the Comptroller of the Currency
Washington, D.C. 20219

b)    Whether it is authorized to exercise corporate trust powers.
Trustee is authorized to exercise corporate trust powers.

Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None
In answering this item, the trustee has relied, in part, upon information furnished by the obligor, and the trustee disclaims responsibility for the accuracy or completeness of such information. The trustee has also examined its own books and records for the purpose of answering this item.

Items 3-15	Items 3-15 are not applicable because, to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1. A copy of the Articles of Association of the Trustee.*

2. A copy of the certificate of authority of the Trustee to commence business.*

3.    A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.    A copy of the existing bylaws of the Trustee.*

5.    A copy of each Indenture referred to in Item 4. Not applicable.

6.    The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. Attached as Exhibit 6.

7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority. Attached as Exhibit 7.

* Exhibits 1 through 4 are incorporated herein by reference to Form T-1 as presented in Exhibit 25.1 to registration statement on Form S-3 Registration No. 333-165578 filed with the SEC.

NOTE

The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, MUFG Union Bank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, State of California on the 14th day of May, 2017.

MUFG Union Bank, N.A.

By: /S/ Timothy P. Miller
----------------------------------
Vice President

EXHIBIT 6

CONSENT OF THE TRUSTEE
REQUIRED BY SECTION 321(b) OF THE ACT

May 14, 2017

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the proposed issuance of Debt Securities of Public Service Company of New Mexico the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that reports of examinations of the undersigned by federal, state, territorial, or district authorities authorized to make such examinations may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Sincerely,

MUFG Union Bank, N.A.

By:    /S/ Timothy P. Miller
-------------------------------------
Vice President

EXHIBIT 7

CONSOLIDATED REPORT OF CONDITION OF

MUFG Union Bank, N.A.

of Los Angeles in the State of California, at the close of business March 31, 2017 published in response to call made by the Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter 21541

_____________________________________________________________________________________

BALANCE SHEET
Dollar Amounts in
ASSETS	Thousands

Cash and balances due from depository institutions:
Non-interest-bearing balances and currency and coin	$1,663,420
Interest-bearing balances	$3,087,080

Securities:
Held-to-maturity securities	$10,373,891
Available-for-sale securities	$14,778,918

Federal funds sold and securities purchased under agreements to resell:
Federal Funds sold in domestic offices	$—
Securities purchased under agreements to resell	$—

Loans and lease financing receivables:
Loans and leases held for sale	$377,782
Loans and leases, net of unearned income	$76,775,356
LESS: Allowance for loan and lease losses	$541,534
Loans and leases, net of unearned income and allowance	$76,233,822

Trading assets	$807,450
Premises and fixed assets	$584,167
Other real estate owned	$6,704

Investments in unconsolidated subsidiaries and associated companies	$164,562
Direct and indirect investments in real estate ventures	$—
Intangible assets:
Goodwill	$3,224,671
Other intangible assets	$250,353

Other Assets	$4,562,875

Total assets	$116,115,695

LIABILITIES

Deposits:
In domestic offices	$88,432,450
Non-interest-bearing	$35,698,059
Interest-bearing	$52,734,391

In foreign offices, Edge and Agreement subsidiaries and IBFs	$226,689
Non-interest-bearing	$—
Interest-bearing	$226,689

Federal funds purchased and securities sold under agreements to repurchase:
Federal Funds purchased in domestic offices	$39,750
Securities sold under agreements to repurchase	$—

Trading liabilities	$518,097
Other borrowed money	$7,760,696
Subordinated notes and debentures	$750,000
Other liabilities	$2,031,827

Total liabilities	$99,759,509

EQUITY CAPITAL

Perpetual preferred stock and related surplus	$—
Common stock	$604,577
Surplus	$9,890,461
Retained earnings	$6,603,610
Accumulated other comprehensive income	$(888,791)
Other equity capital components	$—

Total bank equity capital	$16,209,857
Noncontrolling (minority) interests in consolidated subsidiaries	$146,329
Total equity capital	$16,356,186

Total liabilities and equity capital	$116,115,695